THE REPUBLIC OF THE MARSHALL ISLANDS REGISTRAR OF CORPORATIONS

RE:	DYNAGAS FINANCE INC.
REG. NO.:	70905
EXISTENCE:	August 6, 2014

THIS IS TO CERTIFY that the within document is a true and correct copy of the ARTICLES OF INCORPORATION of the above named corporation, duly filed with the Registrar of Corporations effective on the date indicated above pursuant to the Marshall Islands Business Corporations Act.

WITNESS my hand and the official seal of the Registry on August 6, 2014.

REPUBLIC OF THE MARSHALL ISLANDS
OFFICE OF THE REGISTRAR OF CORPORATIONS

ENDORSEMENT CERTIFICATE

IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5 OF THE

BUSINESS CORPORATIONS ACT OF THE REPUBLIC OF THE MARSHALL ISLANDS  1990

I CERTIFY that I have endorsed "FILED" upon the Original Articles of Incorporation of

DYNAGAS FINANCE INC.

Reg. No. 70905

as of

August 6, 2014

being the date upon which existence of said corporation commenced.

I FURTHER CERTIFY that a Duplicate of said Articles of Incorporation has been filed with this office.

Given under my hand and seal on August 6, 2014 Deputy Registrar of Corporations

ARTICLES OF INCORPORATION
OF
DYNAGAS FINANCE INC.
INCORPORATED
IN
THE REPUBLIC OF THE MARSHALL ISLANDS
PURSUANT
TO
THE BUSINESS CORPORATIONS ACT

DUPLICATE COPY

The original of this document was filed in
 accordance with section 5 of the
Business Corporations Act on

NON RESIDENT

August 6, 2014

Deputy Registrar

ARTICLES OF INCORPORATION
OF
DYNAGAS FINANCE INC.
PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.	The name of the Corporation shall be:

DYNAGAS FINANCE INC.

B.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act.

C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered shares with a par value of One U.S. Cent (US$0.01) per share.

E.	No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

F.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

G.	No director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Marshall Islands Business Corporations Act as the same exists or may hereafter be amended. If the Marshall Islands Business Corporations Act is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Marshall Islands Business Corporations Act, as so amended. Any repeal or modification of this Article H shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

H.	The name and address of the incorporator is:

Name	Post Office Address
Majuro Nominees Ltd.	P.O. Box 1405
Majuro
Marshall Islands

I.	The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

J.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of the filing date stated on these Articles.

IN WITNESS WHEREOF, I have executed this instrument on August 6, 2014.

On August 6, 2014 before me personally came Cheyenna Gaughf known to me to be the individual described in and who executed the  foregoing instrument and she duly acknowledged to me that the execution thereof was her act and deed.